UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 6, 2011

BIOHEART, INC.

(Exact name of registrant as specified in its charter)

Florida

(State or other jurisdiction of incorporation)

1-33718	65-0945967

(Commission File Number)	(IRS Employer Identification No.)

13794 NW 4th Street, Suite 212
Sunrise, Florida 33325

(Address of principal executive offices, including zip code)

(954) 835-1500

(Registrant’s telephone number, including area code)

Copies to:

Gregory Sichenzia, Esq.

Sichenzia Ross Friedman Ference LLP

61 Broadway, 32nd Floor

New York, New York 10006

Phone: (212) 930-9700

Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Item 3.02. Unregistered Sales of Equity Securities.

Item 7.01. Regulation FD Disclosure.

On January 10, 2011, Bioheart, Inc. (the “Company”) closed its current offering under Regulation D (the “Offering”). The Company received total gross cash proceeds in the amount of $154,384.50 from the placement of restricted common stock and warrants under the Offering. The number of shares of common stock issued in connection with the Offering was 930,990 shares. The Company also issued to the purchasers of those shares of common stock, warrants to purchase an additional 465,495 shares of common stock.

The Company’s securities counsel, Sichenzia Ross Friedman Ference LLP, has advised the Company in connection with the Offering, which consisted of units comprised of ten shares of common stock, at a per share price that represented a 50% discount to the average closing price for the Company’s common stock for the five trading days preceding each subscription date, as quoted on the OTCBB, together with 50% warrant coverage with an exercise price that was 120% of the per share price for the common stock comprising the unit.

Item 1.01. Entry into a Material Definitive Agreement.

Item 2.03. Creation of a Direct Financial Obligation.

Item 3.02. Unregistered Sales of Equity Securities.

On December 31, 2009, the Company and BlueCrest Venture Finance Master Fund Limited (“BlueCrest”) entered into an Amendment to Loan and Security Agreement, amending that certain loan from BlueCrest to the Company originated as of May 31, 2007 (the “Loan”). The outstanding principal amount of the Loan as of January 3, 2011 was $2,276,543.03.

On January 7, 2011, BlueCrest agreed with the Company and Magna Group, LLC (“Magna”) to split the note evidencing the Loan into two notes aggregating the outstanding principal balance, with the new note being in the principal amount of $139,729.82 (the “New Note”). The New Note was assigned to Magna in consideration for a payment by them to BlueCrest of $139,729.82, and modified. Additionally, Magna purchased a $25,000 convertible note from the Company (the “Convertible Note”).

The loans evidenced by the New Note and Convertible Note are in the nature of convertible debt evidenced by two unsecured convertible promissory notes, each bearing interest at the rate of 8% per annum, payable at maturity and each convertible into common stock of the Company at a price that is 50% less than the average of the closing prices for the Company’s shares for the five (5) days prior to the Lenders’ election to exercise its conversion right.

We believe that the offer and sale of the securities is made only to accredited investors and, accordingly, is exempt from registration under Section 4(2) of the Securities Act of 1933, as amended (the “Act”). The Company will have no obligation to file any registration statement with respect to the shares, except that Magna will have customary “piggyback” registration rights.

Magna delivered to the Company, on January 7, 2011, a notice electing to convert $30,000 of the New Note into shares of the Company’s common stock. The price per share for such election is $0.177. This will require the issuance to the Magna of 169,492 unregistered shares of the Company’s common stock.

Item 9.01 Exhibits.

Exhibit Number                                            Description

4.12	Convertible Promissory Note Due January 3, 2012, in the amount of $25,000, payable to Magna Group, LLC, filed herewith.
4.13	New Note, as modified, Due January 3, 2012, in the amount of $139,728.82 payable to Magna Group, LLC, filed herewith.

4.14	Securities Purchase Agreement, dated January 3, 2011, filed herewith.
4.15	Subordination Agreement, dated January 3, 2011 filed herewith.
4.17	Notice of Conversion Election, dated January 7, 2011, filed herewith.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 12, 2011

BIOHEART, INC.
By:	/s/ Mike Tomas
Mike Tomas
President and Chief Executive Officer

Exhibits

4.12	Convertible Promissory Note Due January 3, 2012, in the amount of $25,000, payable to Magna Group, LLC, filed herewith.

4.13	New Note, as modified, Due January 3, 2012, in the amount of $139,728.82 payable to Magna Group, LLC, filed herewith.

4.14	Securities Purchase Agreement, dated January 3, 2011, filed herewith.

4.15	Subordination Agreement, dated January 3, 2011 filed herewith.

4.17	Notice of Conversion Election, dated January 7, 2011, filed herewith.